       As filed with the Securities and Exchange Commission on November 08, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              APPLIED IMAGING CORP.
             (Exact name of Registrant as specified in its charter)

                          Delaware                                                       77-012490
-------------------------------------------------------------            -------------------------------------
(State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification Number)


                           2380 Walsh Avenue, Bldg. B
                              Santa Clara, CA 95051
                    (Address of principal executive offices)



                        1998 INCENTIVE STOCK OPTION PLAN

                                    Carl Hull
                      President and Chief Executive Officer
                              Applied Imaging Corp.
                           2380 Walsh Avenue, Bldg. B
                              Santa Clara, CA 95051
                                 (408) 562-0250
            (Name, address and telephone number of agent for service)



                                    Copy to:
                               David J. Saul, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

====================================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
                 Title of                           Amount                Offering               Aggregate            Amount of
                Securities                          to be                   Price                Offering            Registration
             to be Registered                     Registered              Per Share                Price                 Fee
Common Stock, $0.001 par value(1)                 950,000(2)                $2.26              $2,147,000              $536.75
====================================================================================================================================

(1) Includes Preferred Share Purchase Rights, which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1998 Incentive Stock Option Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 16, 2001 increasing the number of shares for issuance thereunder from 1,900,000 to 2,850,000.

(3) Calculated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 6, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     We are registering additional shares of our common stock pursuant to our 1998 Incentive Stock Option Plan. We previously filed other Registration Statements on Form S-8 (File Nos. 333-57835 and 333-49142) with the Securities and Exchange Commission in connection with our 1998 Incentive Stock Option Plan. Accordingly, the content of the above, previously filed Form S-8s are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. We also incorporate by reference the most recent reports filed with the Securities and Exchange Commission as listed below:

     - Annual Report on Form 10-K405 for the fiscal year ended December 31, 2000, filed as of March 30, 2001;

     - Proxy Statement, filed as of April 16, 2001, in connection with the Annual Meeting of Stockholders held on May 16, 2001;

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed as of May 10, 2001.

     - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, filed as of August 10, 2001.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement.

Item 8. Exhibits.
        --------

           Exhibit
           Number                               Document
        -------------    -------------------------------------------------------

              5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

             23.1        Consent of PricewaterhouseCoopers LLP, Independent
                         Accountants.

             23.2        Consent of KPMG LLP, Independent Auditors.

             23.3        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (see
                         Exhibit 5.1).

             24.1        Power of Attorney (see page II-3).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Applied Imaging Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on November 8, 2001.

                             APPLIED IMAGING CORP.

                             By: /s/ CARL HULL
                                 -----------------------------------------------
                                 Carl Hull
                                 President and Chief Executive Officer
                                 (Principal Executive Officer)

                             By: /s/ BARRY HOTCHKIES
                                 -----------------------------------------------
                                 Barry Hotchkies
                                 Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Hull and Barry Hotchkies, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits and other documents, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                               TITLE                                   DATE
/s/ CARL W. HULL                   Chief Executive Officer,                November 5, 2001
-------------------------------    President and Director*
    Carl W. Hull

/s/ BARRY HOTCHKIES                Chief Financial Officer (Principal      November 5, 2001
-------------------------------    Financial and Accounting Officer)
    Barry Hotchkies

/s/ JACK GOLDSTEIN                 Chairman of the Board, Director*        November 5, 2001
-------------------------------
    Jack Goldstein

/s/ JOHN F. BLAKEMORE, JR.         Director*                               November 5, 2001
-------------------------------
    John F. Blakemore, Jr.

/s/ ANDRE F. MARION                Director*                               November 5, 2001
-------------------------------
    Andre F. Marion

/s/ G. KIRK RAAB                   Director*                               November 5, 2001
-------------------------------
    G. Kirk Raab

/s/ PABLO VALENZUELA               Director*                               November 5, 2001
-------------------------------
    Pablo Valenzuela

*The 1998 Incentive Stock Option Plan is subject to administration by the Board of Directors.